UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 30, 2021

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 30, 2021, Synaptics Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Osprey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and DSP Group, Inc., a Delaware corporation (“DSPG”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into DSPG (the “Merger”) at the effective time of the Merger (the “Effective Time”), and DSPG will continue as the surviving entity of the Merger (the “Surviving Corporation”). At the Effective Time, as a result of the Merger and except as otherwise provided in the Merger Agreement, each share of DSPG’s common stock issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $22.00 in cash without interest.

The Company intends to finance the transaction through a combination of cash on hand and debt financing. The Company has received a customary commitment for incremental debt financing from Barclays in support of the transaction, which incremental term loan facility will be incurred under its existing senior credit facility.

The transaction is expected to close in the Company’s second fiscal quarter of 2022 (the fourth calendar quarter of 2021), subject to satisfaction of certain closing conditions. Each party’s obligation to consummate the transaction pursuant to the Merger Agreement is subject to a number of conditions as set forth therein, including, among others, (i) the receipt of DSPG stockholder approval of the Merger and adoption of the Merger Agreement, (ii) the accuracy of the representations and warranties of the parties (subject to certain materiality qualifiers), (iii) performance in all material respects by each of the parties of its obligations and covenants, and (iv) absence of any material adverse effect, as defined in the Merger Agreement. The Merger Agreement also contains certain termination rights for both the Company and DSPG.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is expected to be filed with the Company’s next Quarterly Report on Form 10-Q, in accordance with the rules and regulations of the Securities and Exchange Commission.

Subject to the terms of the Merger Agreement, the representations and warranties set forth in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other parties in accordance with the Merger Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws, and (iv) were made only as of the dates set specified in the Merger Agreement.

Item 7.01 Regulation FD Disclosure.

On August 30, 2021, the Company and DSPG issued a press release regarding its entry into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On August 30, 2021, the Company will host a teleconference and webcast to discuss the transaction. A copy of the materials to be used during the webcast is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated August 30, 2021

99.2	Investor Presentation Dated August 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This Current Report on Form 8-K (this “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, statements about the anticipated financing sources for the Merger and expectations regarding the completion thereof. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control that may cause actual results to differ materially from those described in or implied by any forward-looking statements. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other risks described in documents filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Corporate Secretary

Date: August 30, 2021

Exhibit 99.1

Synaptics to Acquire DSP Group, Expanding Leadership in Low Power AI Technology

Further Accelerates IoT Diversification While Strengthening Wireless Connectivity Portfolio

SAN JOSE, Calif., August 30, 2021 – Synaptics Incorporated (Nasdaq: SYNA) and DSP Group, Inc. (Nasdaq: DSPG) today announced the signing of a definitive agreement, unanimously approved by the boards of directors of both companies, whereby Synaptics acquires DSP Group, a leading global provider of voice and wireless chipset solutions for converged communications, at $22.00 per share in an all-cash transaction. The combination is anticipated to generate annual run rate synergies of $30 million for the new entity to be realized within 12 months of closing and is immediately accretive to Synaptics’ non-GAAP earnings. The transaction is expected to be financed through a combination of cash on hand and a fully committed, incremental debt financing arrangement with a projected close by the end of calendar year 2021, subject to DSP Group shareholder approval and customary closing conditions.

DSP Group has leadership positions across multiple markets in the Internet of Audio Things (IoAT) with significant growth opportunities in low power SmartVoice, unified communications & collaboration, and wireless IoT devices. Most of these solutions are quite relevant to Synaptics’ existing customer base, furthering the strategy of cross-selling portfolio devices.

Synaptics recently announced its Low Power Edge AI initiative, which opens a significant long-term opportunity with ABI research predicting approximately 2.5 billion TinyML units to be sold by 2030. The addition of DSP Group’s best-in-class SmartVoice products to Synaptics’ Katana smart vision platform creates a complete portfolio that can both serve existing customer needs and address the significant future market. In addition, the combination further strengthens Synaptics’ industry-leading wireless connectivity portfolio by adding DECT Ultra Low Energy (ULE), which enables a fully-featured intelligent home security solution.

“We continue to invest in technologies that tilt our product mix toward IoT applications,” said Michael Hurlston, President and CEO of Synaptics. “DSP Group’s expertise in SmartVoice and ULE wireless solutions, coupled with Synaptics’ leadership position in far-field speech recognition and IoT directed Wi-Fi/BT combos enables us to deliver increasingly differentiated solutions to our combined customer base, while positioning us to lead the transition to AI enabled devices at the edge of the network.”

“We are excited to join forces with Synaptics, a recognized leader in products for IoT. This combination provides a great result for our shareholders who have supported us through this journey, delivering meaningful and certain value,” said Ofer Elyakim, CEO of DSP Group. “Our complementary portfolios together with the combination of our world-class engineering teams creates an exciting opportunity for DSP Group’s core technology to extend further into our existing customers’ product portfolio.”

“The DSP Group board of directors unanimously supports this transaction as it represents an excellent outcome for our shareholders,” commented Ken Traub, Chairman of the Board of Directors, DSP Group. “We would like to thank DSP Group’s management and employees for their dedication to executing our strategy and congratulate them on this exciting achievement.”

Advisors

Goodwin Procter LLP is serving as legal counsel and Barclays is providing committed financing to Synaptics. Goldman Sachs & Co. LLC is serving as financial advisor and Morrison & Foerster LLP is serving as legal counsel to DSP Group.

Webcast and Conference Call Information:

Synaptics will host a teleconference and webcast to discuss the transaction today, August 30, 2021 at 5:30 AM Pacific Time. To access the call, dial (833) 614-1539 and enter conference ID 9148606. Join the webcast at https://edge.media-server.com/mmc/p/p72mphmz.

Supplementary slides and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s website at https://investor.synaptics.com/

About Synaptics Incorporated:

Synaptics (Nasdaq: SYNA) is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car, and on the go. Synaptics is the partner of choice for the world’s most innovative intelligent system providers who integrate multiple experiential technologies into platforms that make our digital lives more productive, insightful, secure, and enjoyable. These customers combine Synaptics’ differentiated technologies in touch, display, and biometrics with a new generation of advanced connectivity and AI-enhanced video, vision, audio, speech, and security processing. Follow Synaptics on LinkedIn, Twitter, and Facebook, or visit synaptics.com.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a global leader in wireless chipsets for a wide range of smart enabled devices. The company was founded in 1987 on the principles of experience, insight and continuous advancement which enable the company to consistently deliver next-generation solutions in the areas of voice, audio, video and data connectivity. DSP Group, an expert in voice processing, invests heavily in innovation for the smart future and designs leading-edge semiconductor technology that is enabling our customers to develop a new wave of products that bring enhanced user experiences through innovation. For more information, visit www.dspg.com.

Additional Information and Where to Find It

In connection with the transaction, DSP Group, Inc. (“DSP Group”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, DSP Group will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the transaction. STOCKHOLDERS OF DSP GROUP ARE URGED TO READ THESE MATERIALS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT DSP GROUP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DSP GROUP AND THE TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials for DSP Group stockholders in connection with the transaction (when they become available), and any other documents filed by DSP Group with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at DSP Group’s website (http://www.dspg.com) or by writing to DSP Group at 2055 Gateway Place, San Jose, California 95110, attention Investor Relations.

Participants in the Solicitation

DSP Group and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from DSP Group’s stockholders with respect to the transaction. Information about DSP Group’s directors and executive officers and their ownership of DSP Group’s common stock is set forth in DSP Group’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021, and subsequent changes made by such persons on

Statements of Changes in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants and their direct and indirect interests in the transaction will be set forth in the proxy statement and other materials to be filed by DSP Group in connection with the transaction.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the proposed transaction between Synaptics and DSP Group, the expected timetable for completing the transaction and the potential benefits of the transaction including expected synergies, and potential impacts on our business of the COVID-19 pandemic, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the possibility that various conditions to the consummation of the proposed transaction between Synaptics and DSP Group will not be satisfied or waived, the ability to successfully integrate the acquired business into Synaptics’ portfolio, the failure to realize the anticipated benefits of the transaction and expected synergies related thereto, the adverse impact associated with the announcement or pendency of the proposed transaction on the business relationships, operating results and employees of Synaptics and DSP Group, the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results; global supply chain disruptions and component shortages that are currently affecting the semiconductor industry as a whole; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the most recent Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in the Securities and Exchange Commission reports of Synaptics and DSP Group. Forward-looking statements are based on information available to Synaptics and DSP Group on the date hereof, and neither company has, and each expressly disclaims, any obligation to publicly release any updates or any changes in expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Actual results and the timing of certain events could differ materially from the forward-looking statements.

###

All other marks are the property of their respective owners.

For more information:

Synaptics Investor Relations

Munjal Shah

munjal.shah@synaptics.com

Synaptics Public Relations

Sarah Siripoke

sarah.siripoke@synaptics.com

DSP Group Investor Relations

Tali Chen

tali.chen@dspg.com

Synaptics to Acquire DSP Group Accelerates leadership in Low Power Edge AI August 30, 2021 Exhibit 99.2

Safe Harbor Statement This presentation contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the proposed transaction between Synaptics and DSP Group, the expected timetable for completing the transaction and the potential benefits of the transaction including expected synergies, and potential impacts on our business of the COVID-19 pandemic, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the possibility that various conditions to the consummation of the proposed transaction between Synaptics and DSP Group will not be satisfied or waived, the ability to successfully integrate the acquired business into our portfolio, the failure to realize the anticipated benefits of the transaction and expected synergies related thereto, the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results; global supply chain disruptions and component shortages that are currently affecting the semiconductor industry as a whole; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. Except as specifically identified related to the proposed transaction with DSP Group, these forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this presentation.

Disclaimer Regarding Non-GAAP Financial Measures In this presentation, we discuss certain financial measures that are not calculated in accordance with generally accepted accounting principles, including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating margin and non-GAAP EPS. We have not provided a reconciliation of these non-GAAP financial measures to their respective comparable GAAP financial measures because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on, in each case, the most directly comparable GAAP financial measure. Additional Information and Where to Find It In connection with the transaction, DSP Group, Inc. (“DSP”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, DSP will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the transaction. STOCKHOLDERS OF DSP ARE URGED TO READ THESE MATERIALS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT DSP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DSP AND THE TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials for DSP stockholders in connection with the transaction (when they become available), and any other documents filed by DSP with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at DSP’s website (http://www.dspg.com) or by writing to DSP at 2055 Gateway Place, San Jose, California 95110, attention Investor Relations. DSP and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from DSP’s stockholders with respect to the transaction. Information about DSP’s directors and executive officers and their ownership of DSP’s common stock is set forth in DSP’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021 and subsequent changes made by such persons on Statements of Changes in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants and their direct and indirect interests in the transaction will be set forth in the proxy statement and other materials to be filed by DSP in connection with the transaction.

Strategic Rationale: New $3B SAM Opportunity

synaptics

Leader in Low Power Edge AI	• Combines best-in-class Voice & Vision AI capabilities into a single portfolio • $2B+ SAM expansion opportunity by 2027[1] • DSPG's Smart Voice business growing 59% CAGR (CY2017-2020)
Strengthens Wireless Portfolio	• Additive to existing wireless technology portfolio • Incremental $800M SAM[1] for ULE enabled security applications • Accelerates Synaptics' wireless roadmap
Financially Sound Transaction	• Expected to be immediately accretive to non-GAAP earnings[2] • $30M in combined operating synergies expected within 12 months of close • Consistent with Synaptics business model and long-term financial targets [3] • Purchase price implies ~3x revenue and ~9x synergized EBITDA

Notes:
1. Source: ABI 3rd party research, Berg Insight 3rd party research, and management estimates
2. Non-GAAP earnings accretion for the transaction with assumed synergy plan, includes anticipated interest expense on new debt financing
3. Reflects DSP Group's non-GAAP gross margin and non-GAAP operating margin including estimated synergies

© 2021 Synaptics Incorporated
4

$2B+ SAM Opportunity in Low-Power Edge AI Consumer/ Smart Home Industrial / Manufacturing Smart Retail Other Applications User detection People counting User interface Voice Gestures People & event detection Occupancy sensing Track and trace Asset monitoring Predictive maint. Shelf inventory monitoring Always on change detection Person detection Agriculture Smart Cities Transportation & Logistics Utilities Always-listening Hands-free remotes Tablets Low Power Far Field Voice Voice only Integrated vision + voice Source: ABI 3rd party research calendar year 2027, and management estimates

$800M+ SAM in ULE Enabled Security ULE enables secure communication between hub and low power sensors Reliable performance: Operates in a clean, interference-free spectrum Cross-selling opportunity in Smart Home Source: Berg Insight 3rd party research in 2027, and management estimates

Strengthens Wireless Connectivity Bluetooth GPS/GNSS ULE Other Connectivity Technologies Wearables Smart speakers Audio headsets Computing Tablets Mobile Accessories Wearables Navigation Tablets Mobile Accessories Home Security Home Sensors Home Gateways Baby Monitors LPWAN OTT/STB/TV Gaming Home Security Computing Tablets Smart Display & Speakers WiFi Additional $800M+ Market Opportunity Synaptics DSP Group

Combined Portfolio Accelerates Cross-Selling ULE Touch sensing Display drivers Fingerprint sensors Video interface Low power AI Audio processing Edge processing VoIP processing DECT Cordless WiFi/BT/GNSS Voice processing

DSP Group: Leadership in Voice AI and IoT Technologies Rapidly growing franchises in low power AI, voice and connectivity Innovation leader (235+ Patents)(1) with expertise in IoT technologies and applications ~70% of revenue from IoAT technologies and growing double-digit Notes: Includes granted and pending patents Source: DSP Group public filings and information SmartVoice Revenue Growth ($M) IoAT Revenue Growth ($M) June Quarter Revenue

Continues our Diversification into IoT Q4 FY 2021 Synaptics Revenue Mix Pro Forma with DSP Group(1) IoT 50% IoT 55% Note: Pro forma reflects Synaptics Q4 FY2021 actual results as reported and consolidated DSP Group Q2 FY2021 results as reported DSP Group

Compelling Financial Combination

($M)	DSP Group June Quarter '21 Annualized	Synergy Plan	Transaction w/ Synergy	LT Target for DSP Group
Revenue	$143		$143	+10% CAGR
Non-GAAP Gross Margin	54%		55%	57%+
Non-GAAP Operating Profit	$13	$30M	~$45	
Non-GAAP Operating Margin	9%		~32%	35%+

Attractive Valuation

$450M / $143M EV/Sales : ~3.2x

$450M / $50M Adj EBITDA(1) : ~9x

Combined Annual Adjusted EBITDA of $500-550M enables rapid debt paydown(2)

Complementary businesses drive synergies unique to Synaptics

Notes:
1. DSP Group's Adjusted EBITDA defined as quarter ended June 2021 Non-GAAP Operating Profit as reported, annualized, plus June 2021 quarter Depreciation & Amortization of approximately $1.4M, annualized, and assumes achievement of $30M synergy plan
2. Combined Synaptics and DSP Group's Adjusted EBITDA for quarter ended June 2021 actual results, annualized, plus $30M synergy plan, plus combined DSP Group + Synaptics Depreciation & Amortization from June 2021 quarter results annualized

Source: DSP Group public filings, Synaptics public filings, and management estimates

© 2021 Synaptics Incorporated

11

Transaction Overview Consideration Timing Financials All outstanding shares at $22.00 per share, paid in an all-cash transaction No financing contingency Implies enterprise value of ~$450M, net of cash on hand ($130M ending 6/30/2021) Expected to close by end of CY2021 No expected regulatory filings Subject to customary closing conditions $30 million in combined annual run-rate synergies expected within 12 months post close Consistent with Synaptics margin and profitability targets (1) Immediately accretive to Synaptics’ non-GAAP earnings Funding Combination of cash on balance sheet and incremental debt issuance Fully Committed pre-payable debt financing secured for full transaction value Estimated Pro-Forma net leverage of ~1.1x at closing(2) Notes: Reflects DSP Group’s non-GAAP gross margin and operating margin including estimated synergies Includes ~$30M of expected cost synergies; assumes $600M in new gross debt issuance with estimated combined Adjusted EBITDA of $500M

Summary Highly complementary business which expands IoT market reach Accelerates low power AI strategy targeting a $2B+ market opportunity Strengthens wireless connectivity with the addition of ULE to the portfolio Expected to be immediately accretive to non-GAAP Earnings & EPS

Q&A